Exhibit 99.1

ASX ANNOUNCEMENT
6 February 2009

Keith Aaronson, M.D. appointed Co-Principal Investigator
of HeartWare Clinical Trial

Framingham, MA and Sydney, Australia, 6 February, 2009 - HeartWare Limited (ASX: HIN) today announced that it has appointed Keith Aaronson, M.D. to be the Co-Principal Investigator for its Bridge-to-Transplant trial in the United States. Dr. Aaronson joins Dr. Mark Slaughter, whose appointment as Principal Investigator was announced in December 2008.

Dr. Aaronson is Medical Director of the Heart Transplant Program and Co-Director of the Heart Failure and Transplant Management Program at the University of Michigan Medical Center. He is Associate Professor of Medicine in the Division of Cardiovascular Medicine at the University of Michigan.  A renowned heart failure cardiologist, Dr. Aaronson is a member of the editorial board of the American College of Cardiology Cardiosource Review Journal and a reviewer for the leading American and European journals of medicine and cardiology and for the annual sessions of the American College of Cardiology, the American Heart Association, the International Society for Heart and Lung Transplantation and the Heart Failure Society of America.  Dr. Aaronson has authored over 50 peer reviewed publications and 9 book chapters.  He has held leadership positions in a number of clinical trials, has authored over 100 abstracts and has presented widely at national and international conferences.

“I’m excited to be part of this effort to expand the treatment options for patients with advanced heart failure,” said Keith Aaronson, M.D.  “The HVAD’s small size and intrapericardial implant location have the potential to substantially improve patient comfort, while the centrifugal flow characteristics and simple device design may provide performance and durability advantages.”

“We are very pleased to welcome Dr Aaronson as co-PI,” said Doug Godshall, HeartWare President and Chief Executive Officer. “With Dr. Aaronson’s credentials as a heart failure cardiologist combined with Dr. Slaughter’s experience as a cardiothoracic surgeon, we are confident that the leadership of this important trial is in expert hands. As new centers join the study in coming weeks, we expect our implant numbers to accelerate rapidly. We look forward to working closely with Dr. Slaughter and Dr. Aaronson to help ensure that we manage both the scale-up and the ongoing execution of the trial efficiently in order to achieve the best possible clinical results.”

ASX Announcement – 6 February 2009

About HeartWare International

HeartWare International develops and manufactures miniaturized implantable heart pumps, or Left Ventricular Assist Devices (LVADs), to treat patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD™ pump, the only full-output pump designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. HeartWare has completed an international clinical trial for the device involving five investigational centres in Europe and Australia. The device is currently the subject of a 150-patient clinical trial in the United States for a Bridge-to-Transplant indication.

For further information:
www.heartware.com Howard Leibman Director Corporate Development HeartWare Limited Email. howard.leibman@heartware.com.au Tel. +61 2 9238 2064	US Investor Relations Matt Clawson Partner Allen & Caron, Inc. Email. matt@allencaron.com Tel. +1 949 474 4300

Forward-Looking Statements

This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the progress of clinical trials. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 28, 2008, and those described in other reports filed from time to time with the SEC.

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